UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GCP APPLIED TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by GCP Applied Technologies Inc. on May 15, 2020.

GCP Issues Statement in Response to Starboard Filing

Starboard Changes Position on Poison Pill Again, and Retains the Ability to Change Yet Another Time If

Starboard’s Hand-Picked Nominees Gain Control of Board

Starboard Does Not Change Its Position on Rejecting Universal Proxy Card, Demonstrating Continuing

Unwillingness to Allow for Shareholder Choice Without Unnecessary Complexities

GCP Urges Shareholders to Vote “FOR” All GCP Director Nominees on the BLUE Proxy Card TODAY

CAMBRIDGE, Mass. – May 15, 2020 – GCP Applied Technologies Inc. (NYSE:GCP) (“GCP” or the “Company”), a leading global provider of construction products technologies, today provided the following statement in response to a filing made by Starboard Value LP (“Starboard”) on May 14, 2020:

Starboard has once again reversed course, this time by changing its position regarding GCP’s stockholder rights plan after initially declaring it was going to vote against the rights plan. Starboard’s latest tactic to win shareholder votes is unsurprising as they have constantly changed their position throughout their history of engaging with GCP.

The Company cautions GCP shareholders to consider that, should Starboard succeed in its attempt to replace a supermajority of the Board, they can once again change their position and their hand-picked nominees could just as easily remove the rights plan if they are in control of the Board. Given that another GCP shareholder, 40 North, has previously indicated a desire to purchase more shares, sought and received HSR approval to increase its ownership to nearly 50%, and that its affiliate is a natural acquirer of GCP, the Company believes that removal of the rights plan is highly risky and could deprive all other shareholders of the maximum value of their investment.

While Starboard is attempting to appear constructive by their most recent change of position on the rights plan, in addition to refusing consistent and generous attempts by GCP to negotiate in good faith, they continue to reject GCP’s proposal to use a universal proxy card in connection with the upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”), following input from GCP shareholders and despite Starboard’s previous vocal support for universal proxy cards. While Starboard claims that it is too late to change their position in this case, the reality is that the Company has ample time to implement the new card in advance of the Annual Meeting.

Starboard is willing to change their position on the rights plan, when they know that their slate could remove it if they win their proxy fight, but are not willing to change their position on the universal proxy card, when it will allow shareholders the ability to select from all nominees without the complexities associated with attending the Annual Meeting in person. These recent actions further demonstrate that Starboard will take or change whatever position necessary to try to win their proxy fight.

We continue to urge shareholders to vote “FOR” all of the GCP director nominees on the BLUE proxy card TODAY and protect GCP for all shareholders.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Contacts

GCP

investors@gcpat.com

D.F. King & Co., Inc.

Tom Germinario +1 212.493.6922

Geoffrey Weinberg +1.212.493.6969

Joele Frank, Wilkinson Brimmer Katcher

Nick Lamplough / Andrew Squire

212-355-4449

Additional Information

GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this communication, or to update them to reflect events or circumstances occurring after the date of this communication.